16020 Industrial Drive, Gaithersburg, Maryland 20877 USA	Phone: (301) 869-9800, Fax: (301) 208-3798

FOR IMMEDIATE RELEASE

CONTACTS:

George Migausky	Jonathan Fassberg (investors)	Paul Caminiti or Andrew Cole (media)
BioVeris Corporation	The Trout Group	Citigate Sard Verbinnen
(301) 869-9800, ext. 2013	(212) 477-9007, ext. 16	(212) 687-8080

BIOVERIS COMPLETES AGREEMENT WITH JEWISH GENERAL HOSPITAL

Secures Rights to Immigrant Population Demographic Data and Serologic Status Linked To Infectious Disease

GAITHERSBURG, MD, November 21, 2005 - BioVeris Corporation (NASDAQ: BIOV) announced today that it has entered into a License and Research Agreement with Jewish General Hospital (JGH) in Montreal under which it receives an exclusive, worldwide license to the use of a JGH database that contains demographic data and the serologic status on an immigrant population linked to numerous infectious diseases.

The Company plans to use the JGH database for the purpose of developing and selling products and services relating to vaccine-preventable diseases, including assessing the vaccine related immune status of individuals. The JGH database is linked to infectious diseases that include measles, mumps, rubella, varicella and Hepatitis A. The Company paid an initial $50,000 license fee and also agreed to sponsor approximately $400,000 of research at JGH over a period of three years. The sponsored research is expected to focus on Hepatitis B and C, diphtheria and tetanus to enhance the database and developing diagnostic panels for different vaccine-preventable diseases.

In 2004, Dr. Christina Greenaway et al. from JGH presented results of a study at the 44th Interscience Conference on Antimicrobial Agents and Chemotherapy that showed serum antibody data indicating the susceptibility of immigrants in Canada to vaccine-preventable diseases. Their study conclusion stated that, “Immigrants are more likely to be susceptible to varicella, rubella, and mumps than North Americans.” They further stated that, “Adult immigrants may benefit from targeted vaccination programs, but given the geographic variation in susceptibility to vaccine-preventable diseases, this must be taken into consideration when developing these programs.” The use of the JGH database should enable BioVeris to further test and refine its immune status database using independently acquired data. It is also anticipated that JGH researchers may assist in the further development of BioVeris’ technology as applied to the immune status assessment of different target populations.

The Company anticipates developing diagnostic panels to identify and characterize the immune status for different target populations, particularly as applied to vaccine-preventable diseases. One such target population may be immigrants arriving in one country from different geographic locations. Vaccination programs vary widely between different countries and the vaccination status of most adult immigrants is undocumented. It is believed that there is a clear need to identify those individuals who may be susceptible to different vaccine-preventable diseases. The Company’s proprietary approach to determining an individual’s personal immune status includes a patent position which presents a system and method for obtaining, storing, processing and utilizing immunologic information of individuals and populations.

About BioVeris Corporation

BioVeris Corporation – America’s Biosecurity Company™ - is an integrated healthcare company developing proprietary technologies in diagnostics and vaccinology. The Company is dedicated to the commercialization of innovative products and services for biosecurity and for healthcare providers, their patients and their communities. BioVeris is headquartered in Gaithersburg, Maryland. More information about the Company can be found at www.bioveris.com.

This press release contains forward-looking statements within the meaning of the federal securities laws that relate to future events or BioVeris’ future performance. All statements in this press release that are not historical facts, including any statements about the agreement with Jewish General Hospital or its potential impact on the Company or its business, financial commitments, market size or growth, and the utility or effectiveness of products are hereby identified as “forward-looking statements.” The words “may,” “should,” “will,” “expect,” “could,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions have been used to identify certain of the forward-looking statements. In this press release, BioVeris has based these forward-looking statements on management’s current expectations, estimates and projections and they are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including changes in general economic, business and industry conditions. The foregoing sets forth some, but not all, of the factors that could impact upon BioVeris’ ability to achieve results described in any forward-looking statements. A more complete description of the risks applicable to BioVeris is provided in the Company’s filings with the Securities and Exchange Commission (SEC) available at the SEC’s web site at www.sec.gov. Investors are cautioned not to place undue reliance on these forward-looking statements. Investors also should understand that it is not possible to predict or identify all risk factors and that neither this list nor the factors identified in BioVeris’ SEC filings should be considered a complete statement of all potential risks and uncertainties. BioVeris has no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.

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